OMNIBUS AMENDMENT AND WAIVER

     This Omnibus Amendment and Waiver (this "Amendment"), dated December __, 2007, by and between Tarpon Industries, Inc., a Michigan corporation (the "Company"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser"), amends (i) that certain Secured Convertible Term Note, dated as of December 13, 2005, by the Company in favor of Purchaser in the aggregate principal amount of $6,000,000 (as amended, modified or supplemented from time to time, the "Note") issued pursuant to the terms of the Securities Purchase Agreement, dated as of December 13, 2005, between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Purchase Agreement") and (ii) that certain Common Stock Purchase Warrant, issued by the Company to the Purchase on December 13, 2005 (as amended, modified or supplemented from time to time, the "Warrant"). Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement. Reference is also made to the Security Agreement, dated as of August 9, 2007 by and among the Company, Eugene Welding Co. and the Purchaser (as amended, modified or supplemented from time to time, the "Security Agreement" and, together with the Ancillary Agreements referred to in the Security Agreement, the Note, the Warrant, the Purchase Agreement and the other Related Agreements referred to in the Purchase Agreement, the "Loan Documents").

                                    PREAMBLE

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Company issued and sold the Note to Purchaser;

     WHEREAS, since the issuance of the Note to Purchaser the following Events of Default may have occurred and be continuing, specifically (i) the failure by the Company to pay to Purchaser the principal portion of the Monthly Amount (as defined in the Note) as otherwise due and payable on each Amortization Date (as defined in the Note) occurring prior to the Amendment Effective Date (the aggregate of all such unpaid principal, the "Pastdue Principal"), (ii) defaults regarding debt of Steelbank and actions taken in connection with the Canadian Bankruptcy and Insolvency Act, (iii) defaults relating to the common stock of the Company no longer trading on the American Stock Exchange, (iv) defaults relating to judgments obtained against the Company by trade creditors as described in more detail on Schedule A herein (the "Judgment Liens"), and (v) defaults relating to outstanding personal property taxes to Marysville County in the approximate amount of $42,158 (the "Property Taxes"). Each of items (i) through (v) above shall hereafter collectively be referred to as the "Existing Defaults";

     WHEREAS, Purchaser has agreed to waive, on the terms and conditions set forth herein, the Existing Defaults; and

     WHEREAS, Purchaser and the Company desire to amend the transactions contemplated by the Purchase Agreement, the Note and certain other Related Agreements.

     NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Waiver of Certain Events of Default

     1. Laurus hereby waives the Existing Defaults. Laurus further waives default interest under the Note which has accrued and remains unpaid as of the date hereof. Notwithstanding the foregoing, the Company hereby covenants and agrees that: (i) it will raise additional equity of no less than five million dollars ($5,000,000) by February 28, 2008; (ii) the Pastdue Principal shall be paid in full on the Maturity Date (as defined in the Note after giving effect to the Amendment Effective Date (as defined below)), together with all other amounts due and payable on such date under the Purchase Agreement, the Related Agreements referred to therein, the Security Agreement and the Ancillary Agreements referred to therein; (iii) the Judgment Liens shall be satisfied in full and/or otherwise removed by no later than March 30, 2008; and (iv) the Property Tax liens shall be satisfied in full and/or otherwise removed by no later than March 30, 2008. Failure of the Company to comply with any of the items (i) through (iv) above will result in the above waivers being null and void and the Company will be liable for all Existing Defaults.

Amendments to the Note

     2. The definition of the "Maturity Date" appearing in the Preamble of the Note shall be August 9, 2009.

     3. Section 1.1 of the Note is hereby amended by deleting the first sentence appearing therein in its entirety and inserting the following new sentence in lieu thereof:

     "Subject to Sections 4.2 and 5.10, interest payable on the outstanding principal amount of this Note (the "Principal Amount") shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time (the "Prime Rate"), plus four percent (4.0%) (the "Contract Rate")."

     4. Section 1.3 of the Note is hereby amended by deleting  existing  Section
1.3 in its entirety and inserting the following new Section 1.3 in lieu thereof:

     "1.3 Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "Principal Amount") shall be made by the Company on April 1, 2008 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an "Amortization Date"). Subject to Article III below, commencing on the first Amortization Date, the Company shall make monthly payments to the Holder on each Repayment Date, each such payment in the amount of $40,000 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the "Monthly Amount"). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date."

     5. Section 2.1(a) of the Note is hereby amended by deleting the last sentence appearing therein in its entirety and inserting the following new sentence in lieu thereof:

     "For purposes hereof, subject to Section 3.6 hereof, the initial "Fixed Conversion Price" means $0.50."

     6.  Effective upon the Blocker  Waiver  Effective Date (as defined  below),
Section 3.2 of the Note is hereby amended by deleting existing Section 3.2 in its entirety and inserting the following new Section 3.2 in lieu thereof:

     "3.2 Conversion Limitation. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such conversion, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein
     (x) may be waived by the Holder upon  provision  of no less than  sixty-one
     (61) days prior written notice to the Company and (y) shall automatically become null and void (i) following notice to the Company upon the occurrence and during the continuance of an Event of Default, or (ii) upon receipt by the Holder of a Notice of Redemption"

Amendments to the Warrant

     7. Effective upon the Blocker Waiver Effective Date, Section 10 of the Warrant is hereby deleted in its entirety and the following new Section 10 inserted in lieu thereof:

     "10. Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with
     Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Secured Convertible Term Note issue by the Company to Holder on December 13, 2005 in the initial principal amount of $6,000,000) and (y) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company; provided, however, that, such written notice of waiver shall only be effective if delivered at a time when no indebtedness (including, without limitation, principal, interest, fees and charges) of the Company of which the Holder or any of its Affiliates was, at any time, the owner, directly or indirectly is outstanding."

Miscellaneous

     8. The Company and Purchaser agree that, upon execution of this Amendment by the Company and Purchaser, the Company will be deemed to have received notice from Purchaser of Purchaser's waiver of the 4.99% conversion limitation set forth in Section 10 of the Warrant, which waiver shall become effective on the 76th day following the date hereof (the "Blocker Waiver Effective Date").

     9. The parties hereto each acknowledge and agree that upon the repayment in full of all obligations owing by the Company to the Prior Lenders (as defined below), the Subordination Agreement, dated as of December 12, 2005 by and among LaSalle Bank Midwest N.A. ("LaSalle"), LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch ("ABN AMRO" and together with LaSalle, the "Prior Lenders") and Purchaser (as amended, modified or supplemented from time to time, the "LaSalle Subordination Agreement") terminated in its entirely by its own terms and has no further force and/or effect.

     10. In consideration of the foregoing, the Company hereby agrees that, on or prior to the Maturity Date, it will pay (i) $133,704.00 in cash to Purchaser (the "Purchaser Payment") and (ii) $35,296.00 in cash to Laurus Capital Management, LLC ("LCM") (the "LCM Payment"), in each case in addition to all other Obligations (as defined in the Security Agreement) arising under the Loan Documents (the "Payment").


The parties hereto agree that the fair market value of the Purchaser Payment (as reasonably determined by the parties) received in consideration of the amendments to the Note made by Purchaser hereunder is hereby designated as interest and, accordingly, shall be treated, on a pro rata basis, as a reduction of the remaining stated principal amount (which reduced principal amount shall be treated as the issue price) of the Note, as applicable, for U.S. federal income tax purposes under and pursuant to Treasury Regulation Sections 1.1001-3(e)(2)(iii), 1.1273-2(g)(2)(ii) and 1.1274-2(b)(1). The parties further
agree  to  file  all   applicable   tax   returns   in   accordance   with  such
characterization and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall or shall be deemed to modify or impair in any manner whatsoever the Company's obligations from time to time owing to Purchaser under the Loan Documents.

The LCM Payment is a non-refundable payment, which payment is intended to defray certain of LCM's due diligence, legal and other expenses incurred in connection with this Agreement and all related matters.

     11. The Company understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Company's determination that this Amendment is material. The Company agrees to file an 8-K within 4 days of the date hereof and in the


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

form otherwise prescribed by the SEC.

     12. The waiver and amendments set forth above shall be effective as of the date first above written (the "Amendment Effective Date") on the date when each of the Company, Eugene and Purchaser shall have executed and the Company and Eugene shall have delivered to Purchaser its respective counterpart to this Amendment.

     13. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

     14. The Company hereby represents and warrants to the Purchaser that, upon execution and effectiveness of this Amendment, (i) no Event of Default (as defined in the Note) exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all of the Company's and its Subsidiaries' covenant requirements have been met.

     15. From and after the Amendment Effective Date, all references in the Loan Documents shall be deemed to be references to the Loan Documents, as the case may be, as modified hereby.

     16. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                            [signature page follows]


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

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.


COMPANY:                              PURCHASER:

TARPON INDUSTRIES, INC.               LAURUS MASTER FUND, LTD.
                                      BY: LAURUS CAPITAL MANAGEMENT, LLC, ITS
                                      INVESTMENT MANAGER


By:      /s/ James W. Bradshaw        By:     /s/ Scott Bluestein
       ---------------------------          --------------------------------
Name:     James W. Bradshaw           Name:     Scott Bluestein
       ---------------------------          --------------------------------
Title:    Chief Executive Officer     Title:    Authorized Signature
       ---------------------------          --------------------------------


Acknowledged and Agreed:

EUGENE WELDING CO.


By:      /s/ James W. Bradshaw
       ---------------------------
Name:    James W. Bradshaw
       ---------------------------
Title:   Chief Executive Officer
       ---------------------------


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

                                   SCHEDULE A

                                 Judgment Liens


                                       8